                                                                    EXHIBIT 10.4
                                                                    ------------

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, is made and entered into as of June 27, 2000, by and between Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and Michael V. Prentiss (the "Executive"), and the effective date of which shall be the date of the closing (the "Closing") of the merger (the "Merger") of Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust") with the Company:

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Executive currently serves as the Chairman of the Board of Trustees of the Trust;

     WHEREAS, in connection with the merger of the Trust into the Company (the "Merger") the Company and Executive desire to enter into this Agreement to provide for Executive's employment with the Company and to provide for Executive serving as Co-Chairman of the Board of Directors of the Company;

     WHEREAS, the parties acknowledge and agree that following the Closing the terms of this Agreement shall supersede all prior agreements between Executive and the Trust except with respect to any payments and benefits due Executive pursuant to Section B, Paragraph 9 of the Amended and Restated Employment Agreement, dated as of May 10, 2000, between Executive and the Trust (the "Old Agreement").

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and obligations of the parties provided for in this Agreement and the benefits to be received by Executive, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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     A.   DEFINITIONS.
          -----------

     For purposes of this Agreement, the following terms shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

     1. "Acquisition of Office or Industrial Property" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or first right of refusal to acquire, or acquiring, any interest in an Office or Industrial Property or in real property planned for development as an Office or Industrial Property.

     2. "Affiliate" means (i) any person directly or indirectly controlling, controlled by, or under common control with such other person, (ii) any executive officer, director, trustee or general partner of such other person, and (iii) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

     3.   "Board" means the Board of Directors of the Company.

     4. "Change in Control" shall mean that (a) the Company has consummated the proposed transaction(s) set forth in any agreement the Company enters into with a person or entity that involves the transfer of ownership of the Company or of more than fifty (50%) percent of the Company's total assets or earnings power on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Company by merger, consolidation, or statutory share exchange regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange or for the sale of substantially all of the Company's assets to the person or

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entity), (b) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination or combinations of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last such transaction, or (c) during any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuing Director" means any member of the Board, while a member of the Board and (I) who was a member of the Board prior to the Effective Date or (2) whose subsequent nomination or election to the Board was recommended or approved by a majority of the Continuing Directors.

     5. "Competitive Activity" means engaging in directly, through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking to do any of the following: (i) Acquisition of Office or Industrial Property,
(ii) Office or Industrial Property Ownership or Leasing, (iii) Office or Industrial Property Construction, (iv) Office or Industrial Property Entitlements, (v) Speculation, or (vi) Office or Industrial Property Management and Operation.

     6.   "Effective Date" means the date on which the Closing occurs.

     7. "Employment Term " means a period commencing on the Effective Date and continuing until the fifth anniversary of the Effective Date, unless terminated earlier as provided herein.

     8.   "Good Reason" means

               (a) a reduction by the Company of Executive's annual base salary;

               (b)  an assignment of duties to Executive that are materially

                                       3
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inconsistent with his duties hereunder;

               (c) relocation of Executive's office in contravention of subparagraph 4(f) of Section B; or

               (d) the intentional breach by the Company of any material provision of this Agreement that continues for a period of 14 days after the Board receives written notice of such breach.

     9. "Office or Industrial Property" means any Property that is used in whole or in part for office or industrial space or office or industrial related purposes, whether in fee or leasehold, together with all improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property used in connection therewith.

     10. "Office or Industrial Property Construction" means the construction, renovation or repair of improvements on an Office or Industrial Property by Executive or an Affiliate of Executive.

     11. "Office or Industrial Property Entitlements" means engaging in the process by which a person with an interest in an Office or Industrial Property obtains necessary or desirable governmental approvals, licenses, permits, entitlements or agreements for the commencement of Office or Industrial Property Construction.

     12. "Office or Industrial Property Management and Operation" means engaging in directly or through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking the day-to-day management and operation of an Office or Industrial Property, whether pursuant to a master lease, management agreement or any other arrangement.

     13.  "Property" means any real property or any interest therein.

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     14.  "Speculation" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or a first right of refusal to acquire, or acquiring, any interest in an Office or Industrial Property with the intention at any time of acquiring (or obtaining an option or a first right of refusal to acquire) or holding an Office or Industrial Property for subsequent sale or other transfer to any person for purposes of Competitive Activity .

     15. "Termination Without Cause" means the termination of Executive's employment by the Company for any reason other than Voluntary Termination or Termination With Cause.

     16. "Termination With Cause" means the termination of Executive's employment by act of the Board of Directors of the Company due to (a) willful failure of Executive to perform his duties hereunder that continues for a period of fourteen (14) days after Executive receives written notice thereof from the Company, (b) Executive either directly or indirectly entering into a Competitive Activity in violation of this Agreement that continues for a period of fourteen
(14) days after Executive receives written notice thereof from the Company, (c) Executive's misappropriation of funds or property of the Company or any of its Affiliates or (d) Executive's admission or conviction of fraud against the Company or any of its Affiliates.

     17. "Termination for Lack of Economic Interest" means the termination of Executive's employment by the Company in the event that he does not continue to hold at least sixty-five (65%) percent of the shares of the Company held by Executive immediately after the Effective Date.

     18. "Voluntary Termination" means Executive's voluntary termination of his employment hereunder for any reason other than Good Reason.

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

     B.   POSITION ON THE BOARD OF DIRECTORS; THE EMPLOYMENT
          --------------------------------------------------
          RELATIONSHIP.
          ------------

     1.   Employment/Board of Directors.  Executive shall serve in the capacity
          -----------------------------
of Co-Chairman of the Board for the length of the Employment Term, subject to earlier termination as herein provided (i.e., Executive shall tender his
                                        ----
resignation from the Board effective at the end of the Employment Term and shall further execute any documents confirming such resignation as required by the Company).

     2.   Duties.  Executive shall have oversight responsibility with respect to
          ------
the integration of the business and the senior managers of the Trust with that of the Company. Executive shall also advise the Chief Executive Officer and regional directors of the Company with respect to real estate development and acquisitions and will assist the Company in securing new investment and development opportunities. Executive shall coordinate the performance of his duties with the Chief Executive Officer of the Company, shall use his name to be helpful to the Company, and shall analyze potential deals sourced by the Company. The Company acknowledges that Executive will not be working in a full-time capacity but will only devote such time and effort as he deems appropriate with respect to the foregoing.

     3.   Compensation.
          ------------

          (a) The Company initially shall pay Executive an annual base salary of $350,000, to be paid in semi-monthly payments. Beginning on January 1, 2002, and at the beginning of each calendar year thereafter in the Employment Term, Executive's annual base salary shall be increased by ten (10%) percent.

          (b) In addition, on the Effective Date, the Company shall grant Executive a warrant (the "Warrant") to purchase 500,000 shares of Company common stock. The

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Warrant shall vest in its entirety and become exercisable on the earlier of: (i)
the third anniversary of the Effective Date (the "Vesting Date") or (ii) a Change in Control; shall have a per share exercise price of $29.15, shall have a term of not less than ten (10) years and shall have such other terms and conditions as shall be set forth in the agreement evidencing the Option.

     4.   Benefits.  The Company agrees to provide Executive with the following
          --------
benefits during the Employment Term:

          (a)  Employee Benefits.  Executive shall be entitled to all rights,
               -----------------
benefits and privileges to which management level employees of the Company are entitled, including, but not limited to, any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted by the Company.

          (b)  Tax and Estate Planning. The Company shall provide Executive with
               -----------------------
comprehensive annual personal tax and estate planning services including tax planning for Executive's gross income. In addition, the Company shall provide the services of an accountant to keep Executive's financial records and to assist in tax reporting. Tax planning and accounting services shall be provided in-house by the Company, or at Executive's option, by the firm of Arthur Andersen or such other accounting firm as Executive may select, in his sole discretion. Further, the estate planning services shall be provided by Sandy Bisingano or such other professional as Executive shall select, in his sole discretion. The Company shall pay for the full cost of such services at the customary commercial rates charged by such service providers.

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

          (c)  Country Club Fees.  The Company shall reimburse Executive for his
               -----------------
membership dues at the following country clubs: Brookhollow Golf Club in Dallas, Texas; Robert Trent Jones Golf Club in Northern Virginia; Preston Trails Club in Dallas, Texas; and Oyster Harbors Club in Cape Cod, Massachusetts.

          (d)  Flight Time.  Executive shall be provided with 100 hours per year
               -----------
of flight time on a Challenger (the " Aircraft") through Flex Jets. At Executive's discretion, such hours may be used in the performance of his duties hereunder or for personal use. If the Company or an Affiliate owns the interest in the Aircraft, then the Company shall pay all costs associated with the Aircraft; provided however, that during the last two years of the Employment Term, the cost that the Company shall pay shall not exceed $500,000 per year; and further provided, that if any of such hours are used for Executive's personal use, Executive shall reimburse the Company at the variable hourly rate for such usage. If Executive owns the interest in the Aircraft, then the Company or an Affiliate shall reimburse Executive for (i) the interest costs on the loan for the acquisition of the interest in the Aircraft, (ii) the monthly management fee associated with the interest in the Aircraft and (iii) the variable hourly rate for usage of the Aircraft for business purposes. The Company and Executive agree that the method and structure of providing the benefit to Executive under this subparagraph 4(d) of Section B may be revised, provided, however, that no reduction in benefits occurs.

          (e)  Registration Rights.  Any shares of common stock of the Company
               -------------------
owned by Executive shall be covered by the registration rights agreement between Executive and the Company attached hereto as Exhibit A.

          (f)  Office; Secretarial Assistance.  The Company shall maintain an
               ------------------------------
office

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

for Executive and provide Executive with secretarial assistance during the Employment Term in the Dallas, Texas area comparable to the office and secretarial assistance provided to Executive by the Trust. Executive's office shall not be relocated more than five (5) miles from the Dallas area without Executive's consent.

     5.   Expenses.  The Company recognizes that Executive will have to incur
          --------
certain out-of-pocket expenses, including, but not limited to, travel expenses, related to his employment and the Company's business, and the Company agrees to reimburse Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses.

     6.   Termination in Case of Death or Disability.  In case of Executive's
          ------------------------------------------
death or permanent disability (defined as complete physical or mental inability, confirmed by a licensed physician, to perform substantially all of the duties described herein that continues for a period of 180 consecutive days), the Company may elect to terminate Executive's employment pursuant to the terms of Section B, Paragraph 8 hereof.

     7.   Termination With Cause; Termination for Lack of Economic Interest;
          ------------------------------------------------------------------
Voluntary Termination.  The Company may terminate this Agreement upon a
---------------------
determination that an event has occurred within the definition of Termination With Cause or that Executive's reduced holding of Company stock falls within the definition of a Termination for Lack of Economic Interest. If Executive shall suffer Termination With Cause, Termination for Lack of Economic Interest, or shall cease being employed by the Company on account of a Voluntary Termination, then Executive shall receive accrued annual base salary and expense reimbursement until the effective date of the Termination With Cause,

Termination for Lack of Economic Interest or Voluntary Termination and shall not be entitled to any annual base salary or expense reimbursement applicable to any time after the effective date of the Termination With Cause, Termination for Lack of Economic Interest or Voluntary Termination (except salary accrued but unpaid on the date of such event). If any such termination takes place within 3 years of the Effective Date, then Executive shall receive the benefits listed in clause (ii) of the first sentence of Paragraph 8 of Section B of the Old Agreement on the same terms and conditions listed in such Paragraph until the third anniversary of the Effective Date. Any period during which benefits are continued pursuant to this Paragraph 7 of Section B shall be considered to be in satisfaction of the Company's obligation to provide "continuation coverage" pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), and the period of coverage under Section 4980B shall be reduced by the period during which benefits are provided pursuant to this Paragraph 7 of Section B.

     8.   Death or Disability; Termination Without Cause; Termination of
          --------------------------------------------------------------
Employment by Executive for Good Reason; or Resignation following a Change in
-----------------------------------------------------------------------------
Control.  If the Company terminates Executive's employment due to his death or
-------
disability or Company terminates Executive's employment in a Termination Without Cause, or if Executive shall terminate his employment hereunder for Good Reason, or shall resign for any reason or no reason within one year after a Change in Control, then the Company: (i) shall pay Executive, or his estate, as the case may be, within 30 days of such death, disability, termination or resignation, as the case may be, (a) in the case of a termination of Executive's employment due to death or disability, cash compensation in a lump sum equal to one year's annual base salary, based on Executive's annual base salary at the time of such death or termination due to disability; or (b) in the case of a Termination Without Cause or a termination of employment by Executive for Good Reason or a resignation after a Change in Control, cash compensation in a lump sum equal to $5,000,000; and (ii) continue to provide for a period of three years after such death, disability or termination, at its expense, on behalf of Executive and his dependents (a) annual physicals, medical, health, dental and prescription drug benefits, (b) long-term disability coverage, (c) life insurance and other death benefits coverage, and (d) all the benefits and privileges set forth in subparagraphs (b), (c), (d), and (e) of Paragraph 4 of Section B. For the same three-year period (except in the case of death), Executive shall be entitled to retain, at the Company's expense, his current office or a similar office and a secretary. The coverage and benefits (including deductibles, costs and contributions by Executive, if any) provided under this Paragraph 8 of Section B shall be no less favorable to Executive and his dependents than the most favorable of such coverage and benefits provided Executive and his dependents during the 90-day period immediately prior to such death, disability or termination. The obligation under this Paragraph 8 of Section B with respect to the foregoing benefits shall be limited if Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce or eliminate the coverage and benefits it is required to provide Executive hereunder as long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to Executive than the coverage and benefits required to be provided hereunder. Any continued rights and benefits that Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of the Company upon such death, disability or termination shall be determined in accordance with the terms and provisions of such plans and programs. The foregoing notwithstanding, if Executive has received, or is entitled to receive, the payments under Paragraph 9 of Section B, no payments or benefits shall be payable under this Paragraph 8. Any period during which benefits are continued pursuant to this Paragraph 8 of Section B shall be considered to be in satisfaction of the Company's obligation to provide "continuation coverage" pursuant to Section 4980B of the Code, and the period of coverage under Section 4980B shall be reduced by the period during which benefits are provided pursuant to this Paragraph 8 of Section B.

     9.   Member of Board and Investment and Executive Committees.  During the
          -------------------------------------------------------
Employment Term, Executive shall be nominated to serve as a member of the Board and shall be appointed to the Investment Committee and the Executive Committee of the Board. If during the Employment Term, Executive is (i) not elected to the Board, (ii) is removed from the Board, (iii) is not appointed to either the Investment Committee or the Executive Committee, (iv) is removed as a member of the Investment Committee or the Executive Committee, (v) is not appointed as Co-Chairman of the Board, or (vi) is removed as Co-Chairman of the Board, the Company shall immediately pay Executive the sum of $5,000,000. In the event such payment is made under this Paragraph 9 of Section B, and Executive's employment is then terminated due to death, disability or any of the other conditions covered by Paragraph 8 of Section B hereof during the Employment Term, Executive shall not be entitled to any payment under clause (i) of the first sentence of Paragraph 8 of Section B; provided, however, that in the event of any such termination, Executive will be entitled to all the other benefits listed in such Paragraph on the terms and conditions set forth therein.

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

     10.  Gross-Up Payment.
          ----------------

          (a) In the event it shall be determined that any payment or distribution of any type to or for the benefit of Executive, by the Company, any Affiliate, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any Affiliate of such person, whether paid or payable or distributed or distributable pursuant to any of the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

          (b) All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Subparagraph (b), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Subparagraph (b), shall be made by an independent accounting firm selected by Executive from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and Executive by no later than ten (10) days following the Change in Control, or such earlier time as is requested by the Company or Executive (if Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Executive has substantial authority not to report any Excise Tax on his federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to Executive within twenty
(20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the case of an Overpayment, Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the

Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this Paragraph 10 of Section B, which is to make Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in Executive repaying to the Company an amount which is less than the Overpayment.

     C.   AGREEMENT NOT TO COMPETE.
          -------------------------

     Except as explicitly provided herein, Executive agrees, for the entire Employment Term, to the following covenants, effective within the United States:

     1.   Competitive Activity Restriction. Executive, personally or through any
          --------------------------------
Affiliate of Executive, shall not conduct any Competitive Activity unless permitted pursuant to the terms of this Paragraph. A majority of the Board members may determine that a Competitive Activity will not have a material adverse effect on the operations of any Office or Industrial Property that the Company either owns or has a right to acquire and permit Executive to enter into a Competitive Activity. Notwithstanding any other provision of this Agreement, Executive agrees that, during the time he is employed by the Company, Executive shall first present to the Company all opportunities that arise to engage in Competitive Activities. In the event the Company declines an opportunity that is not in any sub-market in which the Company conducts its business, Executive shall have the right to engage in that Competitive Activity. In the event that the Competitive Activity is in any sub-market in which the Company conducts its business, Executive shall be prohibited from engaging in such Competitive Activity.

     2.   No Beneficial Ownership. Executive shall not beneficially own directly
          -----------------------
or indirectly any beneficial interest in any entity engaged in any Competitive Activity other than the Company, except for any interest in a company traded on a nationally recognized public securities exchange (including The NASDAQ National Market), provided such interest does not exceed five (5%) percent of the outstanding capital stock of such company.

     3.   Loans. Executive shall not directly or indirectly make any loan to, or
          -----
hold any note evidencing a loan from, any entity engaged in any Competitive Activity.

     4.   Competitive Entity.  Executive shall not be a director or trustee,
          ------------------
officer, or employee of, or consultant to (whether for compensation or not) any entity engaged in any Competitive Activity.

     5.   Notification to Board.  If Executive or any Affiliate of Executive
          ---------------------
desires to engage in any Competitive Activity , Executive shall describe fully the proposed activity in a written notice (the "Disclosure Notice") to the Board. A Disclosure Notice shall only pertain to a specific proposed project and the referenced proposed project shall be described therein with specificity as to timing, location, scope and the extent of Executive's involvement, financially and in terms of his time commitment. A Disclosure Notice may not request approval for any conceptual or non-project specific activity or for any activity that is prohibited by this Agreement.

     D.   MISCELLANEOUS PROVISIONS.
          ------------------------

     1.   Notices.  All notices or deliveries authorized or required pursuant to
          -------
this Agreement shall be deemed to have been given when in writing and when (i) deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

     To the Company:     Mitchell E. Hersh
                         Chief Executive Officer
                         Mack-Cali Realty Corporation
                         11 Commerce Drive
                         Cranford, New Jersey 07016
                         (908) 272-8000

     With a Copy to:     Blake Hornick, Esq.
                         Pryor Cashman Sherman & Flynn LLP
                         410 Park Avenue
                         New York, New York 10022
                         (212) 326-0133

     To Executive:       Michael V. Prentiss
                         5006 Seneca Drive
                         Dallas, Texas 75209
                         (214) 350-3011

     2.   Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties hereto with respect to the subject matter hereof; provided, however, that the payment and any benefits due Executive under Paragraph 9 of Section B of the Old Agreement shall be paid or provided by the Company if such amount has not been paid or such benefits have not been provided by the Trust prior to the Merger, and further provided, that if any tax gross-up payment is due Executive under Paragraph 10 of the Old Agreement, such amount shall be paid by the Company if not paid by the Trust. This

Agreement shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

     3.   Effective Date.  Notwithstanding the date of this Agreement, the terms
          --------------
and provisions of and rights and obligations under this Agreement shall become effective on the Effective Date. In the event the Merger is not consummated, this Agreement shall become null and void and have no further force or effect.

     4.   Applicable Law.  This Agreement shall be governed and construed in
          --------------
accordance with the laws of the State of Maryland.

     5.   Assignment.  Executive acknowledges that his services are unique and
          ----------
personal. Executive may not assign his rights or delegate his duties or obligations under this Agreement except (a) his rights to compensation and benefits hereunder may be transferred by will or operation of law and (b) his rights under employee benefit plans or programs described in Section B, Paragraph 4(a) may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. Executive's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon Executive's heirs and personal representatives.

     6.   Titles and Headings. Titles and headings to sections and paragraphs in
          -------------------
this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.   Amendments. No amendment, modification or supplement to this Agreement
          ----------
shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Board.

     9.   No Third-Party Beneficiaries. This Agreement is solely for the benefit
          ----------------------------
of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

     10.  Maximum Legal Enforceability; Time of Essence.  Any provision of this
          ---------------------------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

     11.  Specific Performance.  Executive acknowledges that the obligations
          --------------------
undertaken by him pursuant to this Agreement are unique and that the Company will not have an adequate remedy at law if he shall fail to perform any of his obligations hereunder, and Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights, interest and goodwill of the

Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive. Executive acknowledges that the Company will have the right to have the provisions of this Agreement enforced in any court of competent jurisdiction, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury to the Company and its business and that money damages would not provide an adequate remedy to the Company.

     12.  Operations of Affiliated Parties.  Executive agrees that he will
          --------------------------------
refrain from authorizing any Affiliate to perform any activities that would be prohibited by the terms of this Agreement if they were performed by him. Notwithstanding anything to the contrary contained in this Agreement, Executive shall not be required by the terms of this Agreement to violate any fiduciary duty existing on the date hereof that he owes to a third party.

     13   Further Assurances.  The parties to this Agreement will execute and
          ------------------
deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                              EXECUTIVE


                              /s/ MICHAEL V. PRENTISS
                              ________________________________________
                              Michael V. Prentiss



                              MACK-CALI REALTY CORPORATION


                              /s/ MITCHELL E. HERSH
                              ________________________________________
                              Mitchell E. Hersh
                              Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ______ ___, 2000 is by and among Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and Michael V. Prentiss ("Prentiss").

                                    RECITALS
                                    --------

     WHEREAS, Prentiss currently serves as the Chairman of the Board of Trustees of Texas, a Maryland real estate investment trust (the "Trust");

     WHEREAS, Prentiss has entered into an Employment Agreement, dated as of June 27, 2000 by and between the Company and the Prentiss (the "Employment Agreement") the effective date of which will be the date of the closing of the merger (the "Merger") of the Trust with the Company; and

     WHEREAS, the Company and Prentiss desire to enter into this Agreement in connection with Prentiss' employment by the Company after the Merger pursuant to the Employment Agreement.

                                 AGREEMENT
                                 ---------

    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Prentiss and the Company, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS

    1.1   Specific Definitions. The following terms are defined as follows:

    "Affiliate" is defined in Rule 12b-2 under the Exchange Act.

    "Board" means the Company's board of directors.

    "Common Stock" means common stock, par value $0.01 per share, of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Indemnified Party" is defined in Section 6.3.
                                      -----------

    "Indemnifying Party" is defined in Section 6.3.
                                       -----------

    "Inspectors" is defined in Section 3.1(j).
                               --------------

    "Loss" or "Losses" is defined in Section 6.1.
                                     -----------

    "Person" means any business entity (including a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

    "register," "registered" and "registration" and words of similar import mean a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration and ordering by the SEC of effectiveness of such registration statement or document.

    "Registrable Common Stock" means any Common Stock beneficially held or acquired by Prentiss or his assigns (each a "Holder" and collectively, the "Holders") and any securities issued or issuable in respect thereof by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided that Registrable Common Stock shall exclude Common Stock: (i) sold by a Person in a transaction in which a Holder's rights under this Agreement are not assigned under this Agreement; (ii) that has been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (iii) has been sold in a transaction exempt from the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale,
(iv) that is able to be sold pursuant to Rule 144(k); or (v) that is held by a Holder that does not "beneficially own" more than 1% of the outstanding Common Stock and such Common Stock is able to be sold under Rule 144 (other than Rule 144(k)).

    "Rule 144" means Rule 144 under the Securities Act.

    "SEC" means the United States Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

                                   SECTION 2
                              REGISTRATION RIGHTS

    The Holders shall have the right to register its Registrable Common Stock in accordance with the following provisions:

     2.1  Demand Registration Rights.

    (a) Upon receipt of a written request from Holders holding more than 30% of the Registrable Common Stock to register under the Securities Act (whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Common Stock held by such Holders, the Company shall as expeditiously as reasonably practicable prepare and file (but not more than 30 days after receiving notice), and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement on Form S-1 or Form S-3 (including a shelf registration statement under Rule 415) under the Securities Act to effect the offering of such Registrable Common Stock in the manner specified in such request.

    (b) Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the Holders in Section 2.1(a) are subject to the
                                              --------------
following terms and conditions:

        (i) Upon receipt of a request to register Registrable Common Stock pursuant to Section 2.1(a), the Company shall give all of the Holders
                 --------------
     prompt written notice of the proposed registration and will give all of such Holders the right to include their shares of Registrable Common Stock in such registration on the same terms and conditions as the requesting Holders. Each Holder so notified shall have ten days to request that their Registrable Common Stock be included in such registration. Failure to so request shall be deemed a waiver of such Holder's rights with respect to such registration unless such registration is not completed.

        (ii)  The Holders will be limited to two registration requests under
     Section 2.1(a).
     --------------

        (iii) The Company shall not be required to include a Holder's Registrable Common Stock in an offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters and otherwise complies with Section 3.2. If the
                                                             -----------
     Holder accepts the terms of the underwriting agreement and otherwise complies with Section 3.2, then the securities to be included in such
                   -----------
     offering shall be allocated first to the Holders requesting registration of their Registrable Common Stock hereunder, and then, to the extent that any additional securities can, in the good faith judgment of such managing underwriter or underwriters, be sold without creating any such jeopardy to the success of such offering, among the Company and other Persons having the right to register securities in connection with such registration. To the extent it is impracticable to include all of the Registrable Common Stock requested to be included in such registration, then, subject to the priority of participation described above, the shares of Registrable Common Stock to be sold shall be allocated pro rata among each Person participating in the offering based upon the number of shares of Common Stock such Person requests to have included in such registration.

        (iv) The Company shall be entitled to defer for a reasonable period of time, but not in excess of 90 days and only one time in any twelve month period, the filing of any registration statement otherwise required to be prepared and filed by it under Section 2.1(a) if the Company furnishes the
                                    --------------
     Holders a certified resolution of the Board within ten days after the Company has received the registration request under Section 2.1 that the
                                                         -----------
     Company (a) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board determines in good faith that such offering would be materially adversely affected by such registration requested by the Holders or (b) would be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. If the Company elects to defer the filing of a registration statement pursuant to this Section
                                                                      -------
     2.1(b)(iv), the Holders shall be deemed to have withdrawn their request
     ----------
     during the time of such deferral and shall retain their rights pursuant to
     Section 2.1(b)(ii).
     ------------------

        (v) If some but less than all of a Holder's shares of Registrable Common Stock are included in an offering contemplated by a registration statement pursuant to Section 2.1(a) and the offering is an underwritten
                           --------------
     offering, such Holder shall execute one or more reasonable and customary "lock-up" letters setting forth an agreement by such Holder not to offer for sale, sell, grant any option for sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, for the greater of 60 days or such other period as may be reasonably requested by an underwriter after the effective date of the underwritten offering.

        (vi)  No demand for registration may be made under Section 2.1(a) within
                                                           --------------
     180 days of the consummation of the last offering for which registration has been provided under Section 2.1(a).
                    --------------

     2.2 Shelf Registration. Notwithstanding anything contained herein, the Company shall (i) file to register all of the Registrable Common Stock in accordance with Rule 415 under the Securities Act and Section 3 of this Agreement within 30 days after the effectiveness of the Merger and (ii) use commercially reasonable efforts to obtain the effectiveness of the applicable registration statement as soon as possible after filing and to maintain the effectiveness of the registration statement pursuant to which such Registrable Common Stock was registered until such securities have been sold. To the extent the Company registers all of the Registrable Common Stock in accordance with Rule 415 under the Securities Act and Section 3 of this Agreement within 180 days after the effectiveness of the Merger, maintains the effectiveness of the registration statement pursuant to which such Registrable Common Stock was registered until such securities have been sold, and otherwise satisfies its obligations under this Agreement, no Holder shall be permitted to exercise the registration rights set forth in Section 2.1 of this Agreement.

                                   SECTION 3
                                   COVENANTS

     3.1 Covenants of the Company. In connection with any offering of shares of Registrable Common Stock pursuant to this Agreement, the Company shall:

     (a) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days (unless filed pursuant to Rule 415 under the Securities Act, in which case such period shall be until all such securities are sold), or such shorter period which will terminate when all Registrable Common Stock covered by such registration statement have been sold or withdrawn at the request of participating holders of Common Stock and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

     (b) make available to each Holder and to each managing underwriter, if any,
(i) at least two business days prior to filing with the SEC, any registration statement covering shares of Registrable Common Stock, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of such Holders and such underwriter, and, with respect to a registration statement prepared pursuant to
Section 2, the Company shall not file any such documents with the SEC to which
---------
any such Holder shall reasonably object, and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of shares of Registrable Common Stock;

     (c) furnish to each Holder and each managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein except to the extent available on the internet) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as such Holder or such underwriter may reasonably request to facilitate the sale of the shares of Registrable Common Stock;

     (d) after the filing of such registration statement, promptly notify each Holder of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

     (e) use its commercially reasonable efforts to qualify such shares of Registrable Common Stock for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof in which shares of Common Stock are then listed) as any Holder or any underwriter shall reasonably request and use its commercially reasonable efforts, to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

     (f) promptly inform each Holder (i) in the case of any offering of shares of Registrable Common Stock in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of shares of Registrable Common Stock, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws), and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

     (g) subject to Section 3.1(i), until the earlier of (i) such time as all of
                    -------------
the shares of Registrable Common Stock being offered have been disposed of in accordance with the intended method of disposition by such Holder set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) and (ii) the expiration of 120 days after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities pursuant to Rule 415, in which case until the earliest of the date the offering is completed and the second anniversary of the effective date thereof; (provided however, that if the effectiveness of such registration statement is suspended for any reason, then the contemplated period shall extend for the time such registration statement's effectiveness was suspended), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the shares of Registrable Common Stock, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary to comply with applicable securities laws;

     (h) use its commercially reasonable efforts to have the shares of Registrable Common Stock listed on any domestic and foreign securities exchanges on which the Common Stock is then listed;

     (i) as promptly as practicable, notify each Holder at any time when a prospectus relating to the sale of the shares of Registrable Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each Holder and to each managing underwriter, if any, any such supplement or amendment;

     (j) make available for inspection during the normal business hours of the Company by any Holder, any underwriter participating in such offering, and any attorney, accountant or other agent retained by any such Holder or any such underwriter in connection with the sale of shares of Registrable Common Stock (collectively, the "Inspectors"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by a court or administrative order or by applicable law and notice of such requirement is promptly given to the Company after being received;

     (k) enter into usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required to expedite or facilitate the sale of the Registrable Common Stock;

     (l) make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

     (m) if requested by the managing underwriter or underwriters or the Holders, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Holder, as the case may be, reasonably requests to be included therein, including information with respect to the number of shares of Registrable Common Stock being sold by the Holders to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Common Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment; and

     (n) take all other commercially reasonable steps necessary to effect the registration of the Registrable Common Stock contemplated hereby.

  3.2 Covenant of Holders. Each Holder agrees and covenants that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(i), such Holder will forthwith discontinue disposition
             -------------
of Registrable Common Stock pursuant to the registration statement covering such Registrable Common Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(i), and, if so
                                                   -------------
directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                                   SECTION 4
             RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

  Unless required under a contract with another party, the Company agrees not to effect any public sale or distribution of any securities during the 60-day period commencing on the effective date of a registration statement with respect to an underwritten offering filed pursuant to Section 2.1, except in connection
                                              -----------
with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 under the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan.

                                   SECTION 5
                                   EXPENSES

  All expenses incurred in connection with the registration of Registrable Common Stock, including all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements, if any, of the Company's counsel in connection with blue sky qualifications of the Registrable Common Stock), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if the Company elects to obtain such insurance), the fees of counsel retained by a Holder and the fees and expenses of any special experts or other Persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Common Stock registered pursuant to this Agreement.

                                   SECTION 6
                                INDEMNIFICATION

     6.1 Indemnification by the Company. The Company agrees to (a) indemnify and hold harmless each Holder, its officers, directors and agents, and each Person, if any, who controls any of the foregoing Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (individually, a "Loss"; collectively, "Losses") arising from or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state in which shares of Registrable Common Stock are offered and relating to action or inaction required of the Company in connection with such offering, and (b) reimburse each such Person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against, any such Loss (or any proceeding in respect thereof), subject to Section 6.3, except that the
                                           -----------
indemnification provided for in this Section 6.1 shall not apply to Losses that
                                     -----------
are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of any Holder expressly for use therein. Notwithstanding the foregoing, the Company shall not be liable to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Holder failed to send or deliver a copy of the prospectus included in the relevant registration statement at the time it became effective (the "Prospectus") with or prior to the delivery of written confirmation of the sale of Registrable Common Stock to the Person asserting such Loss or who purchased such Registrable Common Stock which are the subject thereof if, in either case, such delivery is required by the Securities Act and
(ii) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, a Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Common Stock if such delivery is required by the Securities Act.

  6.2 Indemnification by Holders. Each Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to Section 6.1 from the Company to such Holder, but only with reference
            -----------
to information furnished in writing by or on behalf of such Holder expressly for use in any registration statement or prospectus relating to shares of Registrable Common Stock, or any amendment or supplement thereto, or any preliminary prospectus.

  6.3 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2, such
                                                     ------------------
Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided, however, that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except if such failure materially prejudices the Indemnifying Party. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (b) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or
(c) the Indemnified Party shall have been advised by its counsel in writing that actual interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of the applicable Indemnified Party.

  6.4  Contribution. If the indemnification provided for in Sections 6.1 and 6.2
                                                            --------------------
from the Indemnifying Party is unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.1 and 6.2, any legal or other fees or
                             ------------     ---
expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 6.4, no
                                                              ------------
Holder shall be required to contribute any amount in excess, if the amount of the net proceeds such Holder received exceeds the amount of any Losses which such Holder has otherwise been required to pay due to such untrue or alleged untrue statement or omission of alleged omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4
                                                                    -----------
were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                 SECTION 7
                                 TERMINATION

  So long as the Company has made the filings contemplated by Article 8 and, as
                                                              ---------
a result Holders may make resales of its Registrable Common Stock under Rule 144, this Agreement shall be suspended with respect to Holders that (i) "beneficially own" less than 1% of the issued and outstanding Common Stock and such Common Stock is able to be sold under Rule 144 (other than Rule 144(k)) or
(ii) are eligible to sell all of their Registrable Common Stock in accordance with Rule 144(k). In addition, this Agreement shall terminate with respect to a Holder if such Holder ceases to own any shares of Registrable Common Stock. For this Section 7, a Holder shall be deemed to own any and all Common Stock such
     ---------
Holder "beneficially owns" as such term is defined under Rule 13d-3 of the Exchange Act. Notwithstanding the foregoing, the Company's and Holders' rights, duties and obligations under Section 5, Section 6 and Section 8 shall survive
                             ---------  ----------   ----------
the termination or suspension of this Agreement.

                                   SECTION 8
                             AVAILABLE INFORMATION

  The Company shall take such reasonable actions and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A, or any successor provisions.

                                   SECTION 9
                              ASSIGNMENT OF RIGHTS

  The rights of any Holder under this Agreement with respect to any Registrable Common Stock owned by such Holder may be freely assigned to any Holder who becomes the owner of at least 20% of the Registrable Common Stock owned by such Holder as of the date hereof.

                                   SECTION 10
                                 MISCELLANEOUS

  10.1 Provision of Information. Each Holder shall, and shall cause it officers, directors, employees and agents to complete and execute all such questionnaires as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

  10.2 Injunctions. Irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled.

  10.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

  10.4 Further Assurances. Subject to the specific terms of this Agreement, each Holder and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

  10.5 Entire Agreement; Modification. This Agreement and the Employment Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all agreements and understandings entered into prior to the execution hereof except as otherwise provided in the Employment Agreement. This Agreement may be modified or provisions may be waived hereunder only by a written instrument duly executed by or on behalf of the Company and Holders who collectively own in excess of 50% of the Registrable Common Stock.

  10.6 Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

  10.7 Notices. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at the address specified beside each party's name on the signature pages hereto or at such other address as shall be specified by the parties by like notice. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

  10.8 Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

  10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto, including and without the need for an express assignment, subsequent holders of Registrable Common Stock that are permitted assigns pursuant to Article 9. Except as provided herein, the parties
                              ---------
may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

  10.10 Parties in Interest. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any Person other than the Holders and the Company and their respective successors and permitted assigns.

                            [Signature Page Follows]

  IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed as of the date first above written.



Address:                                ____________________________________
5006 Seneca Drive                       Michael V. Prentiss
Dallas, Texas 75209
214-350-3011



                                        MACK-CALI REALTY CORPORATION,
                                        a Maryland corporation

Address:                                By: ________________________________
11 Commerce Dr.                         Name:_______________________________
Cranford, New Jersey  07016             Title:______________________________
908-272-8000